SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 15, 2007

AVITAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware                              1-15695                                06-1174053
(State or other jurisdiction                    (Commission               (IRS Employer
of incorporation)                     File Number)                Identification No.)

65 Dan Road, Canton, Massachusetts              02021
(Address of principal executive offices)            (Zip code)

Registrant's telephone number, including area code:       (781) 821-2440

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange
Act (17 CFR 240.14d-2(b))

o Pre-commencement  communications  pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 15, 2007, Avitar, Inc. ("Avitar" or the "Company"), entered into a Securities Purchase Agreement and related agreements, dated as of  August 9, 2007,  as part of a $250,000 private placement with AJW Partners, LLC, AJW Master Fund, Ltd., and New Millennium Capital Partners II, LLC (collectively, the "Purchasers"). As previously reported, the Company entered into private placements with the same or related parties in 2005, 2006 and in March, May, June and July 2007.  See the information reported in Items 3.02 and 9.01 below.

Item 3.02 Unregistered Sales of Equity Securities.

The Company entered into a $250,000 private placement of convertible notes and warrants based upon the Securities Purchase Agreement referred to in Item 1.01 above.

The securities issued in the private placement are $250,000 of Secured Convertible Notes (the “Notes”) and 20,000,000 seven-year Warrants (the “Warrants”).

The Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into the Company’s common stock at any time, at the Purchasers' option, at 55% of the average of the three lowest intraday trading prices for the Common Stock for the 20 trading days ending the day before the date that the investors elect to convert.

The full principal amount of the Notes, plus a default interest rate of 15%, is due upon a default under the terms of the Notes. We have a right to prepay the Notes under certain circumstances at a premium ranging from 20% to 35% depending on the timing of such prepayment.

In addition, the Company granted the Purchasers a security interest in substantially all of our assets. The Company is further required to file the Registration Statement with the Securities and Exchange Commission within 30 days of receipt of demand from the Purchasers. If the Registration Statement is not filed on time or not declared effective within 120 days from the date of receipt of such demand, we are required to pay to the Purchasers damages in Common Stock or cash, at the election of the Company, in an amount equal to two percent of the outstanding principal amount of the Notes per month plus accrued and unpaid interest.

The Warrants are exercisable until seven years from the date of issuance at a purchase price of $0.01 per share. The Purchasers may exercise the Warrants on a cashless basis if the shares of Common Stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the Warrants on a cashless basis, we will not receive any proceeds. In addition, the Warrants are subject to standard anti-dilution provisions.

The Purchasers have agreed to restrict their ability to convert their Notes or exercise their Warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of Common Stock.

The transactions described in this Item 3.02 are exempt from registration requirements pursuant to Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Copies of the Agreements related to this private placement are attached to this Report as Exhibits.

Item 9.01.  Financial Statements and Exhibits.

         (a) Not applicable

         (b) Not applicable

         (c) Exhibits

Exhibit         Description                                                                                                          Location
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4.1           Securities Purchase Agreement dated as of
                August 9, 2007 between the Company and  the Purchasers                       Provided herewith

4.2            Registration  Rights  Agreement dated as of
                  August 9, 2007 between the  Company and the Purchasers                     Provided herewith

4.3            Form of 8% Secured Convertible Note                                                          Provided herewith

4.4            Form of Warrant                                                                                                Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August  20 , 2007                                                                                                                AVITAR, INC.

                                                                                                                                                      By: /s/ Jay Leatherman
                                                                                                                                      Name:  Jay Leatherman
                                                                                                                                                      Title:   Chief Financial Officer